UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Benitec Biopharma Limited

(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

F6A/1-15 Barr Street

Balmain, NSW, 2041, Australia

Tel: +61 2 9555 6986

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class be to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value American Depositary Shares, each representing 20 Ordinary Shares	The NASDAQ Stock Market LLC* The NASDAQ Stock Market LLC

Warrants to purchase American Depositary Shares, each representing 20 Ordinary Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-205135

Securities to be registered pursuant to Section 12(g) of the Act: None

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Global Select Market. The American Depositary Shares represent ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Explanatory Note

This amendment on Form 8-A/A is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A filed by the Registrant on July 27, 2015.

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the securities to be registered is set forth under the headings “Description of Share Capital” and “Description of Securities” in the Registrant’s Registration Statement on Form F-1 (File No. 333-205135), filed with the Securities and Exchange Commission on June 22, 2015, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that includes such description, are hereby incorporated by reference herein.

ITEM 2.	EXHIBITS.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Benitec Biopharma Limited

By:	/s/ Peter French
Name:	Peter French
Title:	Chief Executive Officer

Dated: August 10, 2015